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EXHIBIT 99


FOR IMMEDIATE RELEASE
---------------------
10 September 1999






            EG&G NAME CHANGE TO PERKINELMER APPROVED BY SHAREHOLDERS
            --------------------------------------------------------

WELLESLEY, MASSACHUSETTS....EG&G, Inc. today announced that shareholders have approved the corporate name change to PerkinElmer, Inc. at a special meeting today.

The name change to PerkinElmer, Inc. will be effective October 26, at which time it will begin trading under a new ticker symbol (NYSE:PKI). The Perkin-Elmer analytical instruments business and all brand name rights were acquired from PE Corporation. earlier this year.

"Our name change underscores the transformation that we have effected in our business portfolio," said Gregory L. Summe, EG&G chairman and chief executive officer. "We are excited to expand on this global brand."



         This press release contains "forward-looking" statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of EG&G to differ materially from those indicated by these forward-looking statements, including among others, the factors set forth under "Forward-looking Information and Factors Affecting Future Performance" in the Company's Annual Report on Form 10-K for the year ended January 3, 1999 filed with the Securities and Exchange Commission, which factors are expressly incorporated by reference in this press release.


                                       ###

EG&G, Inc., a $1.6 billion global technology company based in Wellesley, Massachusetts, provides products and systems to the medical, telecom, electronics, aerospace, photographic and other industries. Additional information is available at www.egginc.com. In July, EG&G announced that it will change its name to PerkinElmer, pending shareholder approval.


For further information contact:         Diane J. Basile, EG&G, Inc.
                                         Tel: (781) 431-4306